Exhibit 99.1
FOR RELEASE
MTV Networks, RealNetworks and Verizon Wireless Join Forces
To Offer A New Integrated Digital Music Experience
NEW YORK — Aug. 21, 2007 — RealNetworks, Inc. (NASDAQ: RNWK), MTV Networks, a division of VIACOM International (NYSE: VIA.A and VIA.B), and Verizon Wireless, a joint venture of Verizon Communications (NYSE: VZ), and Vodafone (NYSE and LSE: VOD) today announced they are teaming to create a single, integrated digital music experience that consumers can access via their PC, portable music device or mobile phone. Promising to be ultra-rich in music culture, programming and discovery, Rhapsody will unite the best of RealNetworks’ market-leading service and MTV Networks’ critically acclaimed URGE music service. Verizon Wireless’ V CAST Music — the most successful mobile music service in the country — will become the mobile platform for the integrated Rhapsody service.
     As part of this alliance, MTV Networks and Real are forming a new company, Rhapsody America, whose offering will be the exclusive digital music service for Real and for MTV Networks’ premier music and pop culture brands in the United States. Both partners will bring complementary strengths, including MTV Network’s storied history in music programming, unparalleled connection with music fans, and youth marketing prowess, with Real’s innovative technology, market momentum for Rhapsody, and deep relationships within the consumer electronics industry. Michael Bloom, previously General Manager of MTV Networks’ URGE, will lead Rhapsody America, which will have offices in New York, Seattle and San Francisco.
     Real and MTV Networks, through their Rhapsody America venture, have formed a long-term, groundbreaking and exclusive relationship with Verizon Wireless, in which the companies will be partners in bringing consumers digital music to their PCs and over the air to their mobile phones. Through the relationship with Verizon Wireless, Rhapsody will be fully integrated with V CAST Music, delivering a superior music service across multiple consumer devices.
     “With RealNetworks and Verizon Wireless, we’re creating a unique and engaging experience that also reflects our own strategy of allowing fans to go narrow and deep into the musical genres they love,” said Judy McGrath, Chairman and CEO of MTV Networks. “Any time we can partner with industry leaders like this to create a new music proposition, everyone wins, especially the audience.”
     “Today’s announcements represent a sea-change in the digital music market,” said Rob Glaser, chairman and CEO, RealNetworks. “By partnering with MTV Networks, home of the most storied brands in music history, and the market’s leading wireless company, Verizon Wireless, we’ll make Rhapsody the premier digital music service that delivers great music to millions of consumers whenever and wherever they want.”
     “By bringing together the cultural and musical heritage of the MTV Networks family with the functionality of Rhapsody and the reach of V CAST Music, it’s like we’ve put the best lead singer, drummer and guitarist all on the same giant stage, allowing music fans to experience the purest music play in any way they want,” said Van Toffler, President of MTV Networks Music & Logo Group. “The new Rhapsody will build on the musical curation of URGE and have the marketing power of MTV, VH1 and CMT behind it, ensuring this new platform is front and center in the hearts and minds of music lovers.”
     John Stratton, executive vice president and chief marketing officer of Verizon, said, “Our commitment to innovation and making V CAST Music the #1 mobile music service in the country has led to today’s momentous announcement. Verizon’s alignment with these two great companies — MTV Networks’ music and youth marketing expertise with RealNetworks’ acclaimed service and technology — promises to propel digital music into an exciting new future. Together, our three companies will provide a new, unbeatable digital music experience that will give every consumer a way to get music quickly and easily — whether sitting in front of a computer screen or on-the-go with a mobile device.”
     Real, MTV Networks and Verizon Wireless will leverage their complementary strengths to bring the new service to market and back it up with an aggressive advertising and promotional campaign. Verizon Wireless will market Rhapsody through its extensive network of Verizon Wireless Communications Stores nationwide when the service launches on mobile phones. Rhapsody will become the music service of choice across

MTV Networks’ MTV, VH1, and CMT brands and their myriad of online youth-culture touch points. On-air integration for the new service will begin next week and Rhapsody will also be integrated into the fabric of MTV’s marquee event, the Video Music Awards airing live from Las Vegas on September 9th.
Customer Experience
     Starting today, URGE customers can use their existing usernames and passwords to log in to Rhapsody and enjoy access to both services. In addition, Rhapsody customers can get their first taste of MTV Networks’ rich programming from MTV, VH1 and CMT. Verizon Wireless customers can already download music instantly to their V CAST-enabled phones at any time and from anywhere in the V CAST service area and transfer digital music to their phones from their PC. In the months ahead, Verizon Wireless will roll out functionality that sends the duplicate copy of songs purchased over the air directly to a customer’s Rhapsody account. The service will also allow transfer of subscription music from a Rhapsody account to a mobile phone.
     Rhapsody will also continue to be offered through RealNetworks’ extensive network of partners, including Best Buy, SanDisk and TiVo.
Press Teleconferences
     Today’s news was announced this morning at a press teleconference by executives from RealNetworks MTV Networks and Verizon. Replays of the teleconference will be available at 1:00 p.m. ET/10:00 a.m. PT via a toll-free call at 1-888-484-8256 and at 1-203-369-3737 for international callers.
About MTV Networks
MTV Networks, a unit of Viacom (NYSE: VIA.A and VIA.B), is one of the world’s leading creators of programming and content across all media platforms. MTV Networks, with more than 137 channels worldwide, owns and operates the following television programming services — MTV: MUSIC TELEVISION, MTV2, VH1, mtvU, NICKELODEON, NICK at NITE, COMEDY CENTRAL, TV LAND, SPIKE TV, CMT, NOGGIN, VH1 CLASSIC, LOGO, MTVN INTERNATIONAL and THE DIGITAL SUITE FROM MTV NETWORKS, a package of 13 digital services, with all of these networks trademarks of MTV Networks. MTV Networks connects with its audiences through its robust consumer products businesses and its more than 260 interactive properties worldwide, including online, broadband, wireless and interactive television services and also has licensing agreements, joint ventures, and syndication deals whereby all of its programming services can be seen worldwide.

About RealNetworks
RealNetworks, Inc. brings digital entertainment to consumers on every screen. Real’s heritage of delivering groundbreaking digital entertainment products and services includes creation of the streaming media category with the introduction of RealAudio in 1995. Since then, Real has continued to be a leading force in the market, pioneering products and services that include: RealPlayer, the first mainstream media player that lets consumers download and record Internet video; the acclaimed Rhapsody digital music service, which serves up more than 1 billion songs per year; RealArcade, one of the largest casual games destinations online; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading mobile operators around the world. RealNetworks’ corporate information is located at www.realnetworks.com/company.
About Verizon Wireless
Verizon Wireless operates the nation’s most reliable wireless voice and data network, serving more than 62.1 million customers. The largest U.S. wireless company and largest wireless data provider, based on revenues, Verizon Wireless is headquartered in Basking Ridge, N.J., with 67,000 employees nationwide. The company is a joint venture of Verizon Communications (NYSE: VZ) and Vodafone (NYSE and LSE: VOD). Find more information on the Web at http://www.verizonwireless.com. To preview and request broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at http://www.verizonwireless.com/multimedia.
Forward Looking Statements:
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: the creation and future growth of a compelling digital music service by Rhapsody America; customer acceptance and adoption of the Rhapsody America service; the impact of MTV Networks’ marketing support on the Rhapsody America service; and the launch and integration of the Rhapsody America service with Verizon’s music service. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of digital music services generally, including the adoption of mobile phones as a music platform, and Rhapsody America’s service in particular because these are relatively new and unproven business models and markets; the emergence of new entrants and competition in the market for digital music services; risks inherent in strategic relationships, especially with competitors, including the formation of Rhapsody America and the related transaction and commercial agreements with MTV Networks, and technology and service integration efforts, as well as risks specifically associated with the combination of Real’s Rhapsody service and MTV Network’s URGE service; and risks relating to the ability of Real’s strategic partners, including MTV Networks, to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
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